NSAR ITEM 77O.4

		       VKAC New York Tax Free Income Fund
			       10f-3 Transactions

UNDERWRITING #              UNDERWRITING                  PURCHASED FROM

     1                    City of New York                    Lehman
     2                     New York City                   Smith Barney
     3                  New York City Water                Paine Webber
     4               New York Trans. Fin. Auth.          Lehman Brothers
     5                New York ST. Dorm. Auth.            Goldman Sachs
     6               Met. Tran. Auth. New York             Smith Barney
     7                 New York City - Ser F                JP Morgan

		   AMOUNT OF SHARES     % OF UNDERWRITING   DATE OF PURCHASE
		       PURCHASED
     1                  2,180,000            0.350%             12/19/97
     2                    500,000            0.055%             04/11/97
     3                  1,750,000            0.400%             09/16/97
     4                    500,000            0.077%             10/01/97
     5                    670,000            0.180%             10/20/97
     6                  1,645,000            0.380%             10/27/97
     7                  1,000,000            0.100%             12/10/97